                                                                  Exhibit 99.1

                            ROCKY SHOES & BOOTS, INC.

             Company Contact:        Jim McDonald
                                     Chief Financial Officer
                                     (740) 753-1951
             Investor Relations:     Integrated Corporate Relations, Inc.
                                     Brendon E. Frey/Chad A. Jacobs
                                     (203) 682-8200
             Media Relations:        Integrated Corporate Relations, Inc.
                                     Megan McDonnell
                                     (203) 682-8200


  ROCKY SHOES & BOOTS, INC. REPORTS RECORD SECOND QUARTER REVENUES AND EARNINGS
      -- SECOND QUARTER REVENUES INCREASE 139% TO A RECORD $65.5 MILLION --
     -- REPORTS RECORD SECOND QUARTER DILUTED EARNINGS PER SHARE OF $0.50 --
                  -- COMPANY REITERATES FISCAL 2005 GUIDANCE --

NELSONVILLE, Ohio, July 27, 2005 - Rocky Shoes & Boots, Inc. (Nasdaq: RCKY) today announced record financial results for the second quarter and six month period ended June 30, 2005.

For the three months ended June 30, 2005, net sales increased 139% to a record $65.5 million compared to $27.4 million for the corresponding period a year ago. Net income rose to a record $2.8 million versus net income of $1.4 million and diluted earnings per share increased to $0.50 versus $0.29 last year.

For the six months ended June 30, 2005, net sales increased 158% to a record $127.0 million compared to net sales of $49.3 million for the six months ended June 30, 2004. Net income rose to $3.9 million versus net income of $1.5 million a year ago, and diluted earnings per share increased to $0.70 versus $0.31 for the corresponding period last year.

On January 6, 2005, Rocky Shoe & Boots, Inc. completed the acquisition of EJ Footwear Group. The results for the three month and six month period ended June 30, 2005 represent the performance of the consolidated company, while the year ago results reflect Rocky Shoes & Boots on a stand-alone basis.

Mike Brooks, Chairman and Chief Executive Officer of Rocky Shoes & Boots, stated, "We are very pleased with our results for the quarter, which were primarily driven by a strong increase in sales and significant gross margin expansion. Our financial performance continues to benefit from the acquisition of EJ Footwear, evidenced by our record revenues and earnings during the first half of fiscal 2005. The combination of Rocky and EJ Footwear has created a powerful new operating platform and we are committed to capitalizing on our growing position in the market."

SECOND QUARTER RESULTS
Net sales for the second quarter increased 139% to $65.5 million compared to $27.4 million a year ago. The second quarter results reflect the acquisition of EJ Footwear, which contributed $38.0 million in revenue during the three month period ended June 30, 2005.

Gross profit in the second quarter of 2005 increased to $25.7 million, or 39.3% of sales, from $7.8 million or 28.3% of sales, for the same period last year. The 1100 basis point increase was primarily due to sales of EJ Footwear product which carry a higher gross margin than Rocky products.

Selling, general and administrative (SG&A) expenses were $19.5 million, or 29.7% of sales for the second quarter of 2005 compared to $5.4 million, or 19.7% of sales, a year ago. The increase was primarily a result of higher SG&A associated with the EJ Footwear business.

Income from operations increased to $6.2 million or 9.5% of net sales for the period from $2.4 million or 8.7% of net sales in the prior year.

SIX MONTH RESULTS
Net sales for the six months ended June 30, 2005 increased 158% to $127 million compared to $49.3 million a year ago. This was primarily a result of the EJ Footwear acquisition, which contributed $77.9 million in revenue during the period.

Gross profit increased to $49.9 million, or 39.3% of sales, from $13.4 million or 27.2% of sales, for the same period last year. The 1210 basis point increase was primarily due to sales of EJ Footwear product which carry a higher gross margin than Rocky products.

Selling, general and administrative (SG&A) expenses were $40.1 million, or 31.6% of sales compared to $10.7 million, or 21.7% of sales, a year ago. The increase was primarily a result of higher SG&A associated with the EJ Footwear business.

Income from operations increased to $9.8 million or 7.7% of net sales versus $2.7 million or 5.4% of net sales in the prior year.

FUNDED DEBT AND INTEREST EXPENSE
The Company's funded debt at June 30, 2005 was $110.7 million versus $22.0 million at June 30, 2004. The year-over-year increase was principally due to borrowings under the credit facility to fund the purchase of EJ Footwear. Interest expense increased to $2.1 million for the second quarter fiscal 2005, versus $0.3 million for same period last year, primarily due to the increase in borrowings.

INVENTORY
Inventory increased to $85.4 million at June 30, 2005 compared with $38.6 million on the same date a year ago, primarily due to the acquisition of EJ Footwear.

OUTLOOK
The Company stated it remains comfortable with its previously issued guidance for fiscal 2005 of net sales in the range of $300 million to $305 million and earnings per share in the range of $2.55 to $2.65.

Mr. Brooks concluded, "As we head into the fall and winter selling seasons we believe we are well positioned to deliver continued success in the back half of the year. Our entire team has worked extremely hard integrating the Rocky and EJ organizations and we are very encouraged by our progress to date. Over the past 6-months we have successfully diversified our brands, product, and distribution to become a more balanced company, both operationally and financially, and move forward excited about the many long-term opportunities we have created."

ABOUT ROCKY SHOES & BOOTS, INC.
Rocky Shoes & Boots, Inc. designs, develops, manufactures and markets premium quality rugged outdoor, occupational, and casual footwear, as well as branded apparel and accessories. The Company's footwear, apparel and accessories are marketed through several distribution channels, primarily under owned brands, ROCKY(R) and GATES(R), and as a result of the acquisition of EJ Footwear, GEORGIA BOOT(R), LEHIGH(R), DURANGO, and the licensed brand DICKIES(R).

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include statements in this press release regarding future synergies from the EJ Footwear acquisition and future business prospects (paragraphs 5 and 17) and management's sales and earnings guidance for fiscal 2005 (paragraph 16). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company's business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2004 (filed March 16, 2005) and quarterly report on Form 10-Q for the quarter ended March 31, 2005 (filed May 10, 2005). One or more of these factors have affected historical results, and could in the future affect the Company's businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

                   ROCKY SHOES & BOOTS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS



                                                  June 30, 2005       December 31, 2004       June 30, 2004
                                                    Unaudited                                   Unaudited
                                                  -------------       -----------------       -------------
ASSETS:

CURRENT ASSETS:
      Cash and cash equivalents                   $   1,015,645         $   5,060,859         $     492,408
      Trade receivables - net                        56,654,184            27,182,198            27,422,370
      Other receivables                               1,365,390             1,114,959               863,709
      Inventories                                    85,410,975            32,959,124            38,641,868
      Deferred income taxes                           1,297,850               230,151               959,810
      Income tax receivable                                                 2,264,531
      Prepaid expenses                                1,530,587               588,618             1,105,070
                                                  -------------         -------------         -------------
           Total current assets                     147,274,631            69,400,440            69,485,235

FIXED ASSETS - net                                   23,139,177            20,179,486            19,055,324

DEFERRED PENSION ASSET                                1,347,825             1,347,824             1,499,524

IDENTIFIED INTANGIBLES                               47,140,205             2,561,427             2,586,021

GOODWILL                                             20,524,421             1,557,861             1,649,732

OTHER ASSETS                                          4,293,065             1,658,616               436,929
                                                  -------------         -------------         -------------

TOTAL ASSETS                                      $ 243,719,324         $  96,705,654         $  94,712,765
                                                  =============         =============         =============

LIABILITIES AND SHAREHOLDERS' EQUITY:

CURRENT LIABILITIES:
      Accounts payable                            $  17,626,282         $   4,349,248         $   6,829,747
      Current maturities - long term debt             6,384,242             6,492,020               518,226
       Accrued expenses:
       Income taxes                                   1,002,853                                      45,064
       Taxes - other                                    587,405               422,692               491,828
       Salaries and wages                             2,094,912             1,295,722               988,107
       Plant closing costs                                --                     --                  63,228
       Other                                          4,338,834             1,228,708               636,805
                                                  -------------         -------------         -------------
           Total current liabilities                 32,034,528            13,788,390             9,573,005

LONG TERM DEBT-less current maturities              104,336,905            10,044,544            21,493,872
DEFERRED INCOME TAXES                                18,527,196             1,205,814               262,907
DEFERRED LIABILITIES                                  1,326,347               296,108             1,962,160
                                                  -------------         -------------         -------------

TOTAL LIABILITIES                                   156,224,976            25,334,856            33,291,944

SHAREHOLDERS' EQUITY:
      Common stock, no par value;                    50,623,315            38,399,114            36,396,070
      Accumulated other comprehensive loss           (1,077,586)           (1,077,586)           (1,950,400)
      Retained earnings                              37,948,619            34,049,270            26,975,151
                                                  -------------         -------------         -------------

           Total shareholders' equity                87,494,348            71,370,798            61,420,821
                                                  -------------         -------------         -------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $ 243,719,324         $  96,705,654         $  94,712,765
                                                  =============         =============         =============


                   ROCKY SHOES & BOOTS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                               Three Months Ended                          Six Months Ended
                                                    June 30,                                    June 30,
                                       -----------------------------------         -----------------------------------
                                            2005                  2004                 2005                   2004
                                       -------------         -------------         -------------         -------------
NET SALES                              $  65,519,637         $  27,433,987         $ 127,017,721         $  49,316,076

COST OF GOODS SOLD                        39,796,398            19,657,778            77,086,610            35,921,263
                                       -------------         -------------         -------------         -------------

GROSS MARGIN                              25,723,239             7,776,209            49,931,111            13,394,813

SELLING, GENERAL AND
    ADMINISTRATIVE EXPENSES               19,484,789             5,396,376            40,146,472            10,724,067
                                       -------------         -------------         -------------         -------------

INCOME FROM OPERATIONS                     6,238,450             2,379,833             9,784,639             2,670,746

OTHER INCOME AND (EXPENSES):
        Interest expense                  (2,115,578)             (274,868)           (3,994,170)             (533,441)
        Other - net                          126,889                24,182               117,644                98,388
                                       -------------         -------------         -------------         -------------
              Total other - net           (1,988,689)             (250,686)           (3,876,526)             (435,053)

INCOME BEFORE INCOME TAXES                 4,249,761             2,129,147             5,908,113             2,235,693

INCOME TAX EXPENSE                         1,444,864               681,325             2,008,759               715,420
                                       -------------         -------------         -------------         -------------

NET INCOME                             $   2,804,897         $   1,447,822         $   3,899,354         $   1,520,273
                                       =============         =============         =============         =============

NET INCOME PER SHARE
        Basic                          $        0.53         $        0.32         $        0.75         $        0.34
        Diluted                        $        0.50         $        0.29         $        0.70         $        0.31

WEIGHTED AVERAGE NUMBER OF
    COMMON SHARES OUTSTANDING
        Basic                              5,244,395             4,557,954             5,204,107             4,492,989
                                       =============         =============         =============         =============
        Diluted                            5,625,169             5,003,956             5,589,643             4,949,805
                                       =============         =============         =============         =============
